Exhibit 10.1

FIRST AMENDMENT TO ELEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Eleventh Amended and Restated Credit Agreement (this “Amendment”) dated as of June 12, 2018 is entered into among:

RESTORATION HARDWARE, INC., a Delaware corporation, as a Domestic Borrower and the Lead Borrower;

the OTHER DOMESTIC BORROWERS party hereto;

RESTORATION HARDWARE CANADA, INC., a British Columbia company, as the Canadian Borrower;

the GUARANTORS party hereto;

the LENDERS party hereto, and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Eleventh Amended and Restated Credit Agreement dated as of June 28, 2017 (as heretofore or hereafter amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, the Lead Borrower, the Other Domestic Borrowers, the Canadian Borrower, the Guarantors, the Lenders party thereto, and the Agent;

WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to amend the Credit Agreement in the manner specified herein; and

WHEREAS, the Agent and the Lenders party hereto (which constitute Required
Supermajority Lenders) are willing to agree to so amend, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
2.	Amendments to Article I of Credit Agreement. The provisions of Section 1.01 of the Credit Agreement are hereby amended as follows:
a.	by deleting the definition of “Customs Broker/Carrier Agreement” in its entirety and substituting the following in its stead:

““Customs Broker Agreement” means an agreement in form and substance satisfactory to the Agent in its Permitted Discretion among a Borrower, a customs broker, NVOCC or other carrier, and the Agent, in which the customs broker, NVOCC or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Agent and agrees, upon notice from the Agent, to hold and dispose of the subject Inventory solely as directed by the Agent.”

b.	by deleting the definition of “Eligible In-Transit Inventory” in its entirety and substituting the following in its stead:

““Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, In-Transit Inventory:

(a)which has been shipped from a foreign location for receipt by a Borrower, but which has not yet been delivered to such Borrower, which In-Transit Inventory is scheduled for delivery within forty-five (45) days or less from the date of determination;

(b)for which the purchase order is in the name of a Borrower and title and risk of loss has passed to such Borrower;

(c)for which an Acceptable BOL has been issued (and as to which the Agent has possession of the Acceptable BOL) which evidences ownership of the subject In-Transit Inventory (which possession requirement can be satisfied by the delivery of a Customs Broker Agreement from any third party with possession over such Acceptable BOL);

(d)which is in the possession of a common carrier or Eligible NVOCC which issued the Acceptable BOL in respect of such In-Transit Inventory;

(e)at the direction of the Agent in its Permitted Discretion, the common carrier (to the extent an Eligible NVOCC has not engaged such common carrier), NVOCC and customs broker (as applicable) with respect to such In-Transit Inventory has entered into a Customs Broker Agreement which is then in effect;

(f)which is insured to the reasonable satisfaction of the Agent (including, without limitation, if applicable, marine cargo insurance); and

(g)which otherwise satisfies all of the requirements for Eligible Inventory other than the requirement that it be located in the United States (with respect to In-Transit Inventory of a Domestic Borrower), or Canada (with respect to In-Transit Inventory of the Canadian Borrower);

provided that the Agent may, in its Permitted Discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Agent in its Permitted Discretion determines that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or any event has occurred or is reasonably anticipated by the Agent to arise which may otherwise adversely impact the ability of the Agent to realize upon such Inventory.”

c.	by adding the following new definitions thereto in appropriate alphabetical order:

““Acceptable BOL” means, with respect to In-Transit Inventory, a tangible bill of lading which shall, at the direction of the Agent in its Permitted Discretion, be a negotiable bill of lading that (i) is issued by a common carrier which is not an Affiliate of the applicable foreign vendor or applicable Domestic Borrower or Canadian Borrower, and which is in actual possession of such In-Transit Inventory or by an Eligible NVOCC; (ii) covers only such In-Transit Inventory; (iii) is issued to the order of a Domestic Borrower or Canadian Borrower or, while an Event of Default exists or at any time that Excess Availability is less than 20% of the Loan Cap, if so requested by the Agent, to the order of the Agent; (iv) is subject to the first priority Lien of the Agent and no other Lien that is not a Permitted Encumbrance; and (v) the Agent has not notified the applicable Domestic Borrower or Canadian Borrower that such bill of lading is not in form and content reasonably acceptable to the Agent.”

““Eligible NVOCC”  means, with respect to any In-Transit Inventory, an NVOCC for such In-Transit Inventory that at the direction of the Agent in its Permitted Discretion (i) is not an Affiliate of a Loan Party or the applicable foreign vendor and is otherwise acceptable to the Agent; (ii) is engaged by a Loan Party as freight forwarder with respect to such In-Transit Inventory; (iii) has received from the carrier a tangible bill of lading with respect to such In-Transit Inventory that names such NVOCC as consignee; (iv) has issued an Acceptable BOL to the order of a Loan Party in respect of such In-Transit Inventory; and (v) has entered into a Customs Broker Agreement which is then in effect.”

““NVOCC” means with respect to any In-Transit Inventory, a non-vessel operating common carrier engaged as a freight forwarder or otherwise to assist in the importation of In-Transit Inventory.”

3.

Amendment to Article VI of the Credit Agreement. The provisions of Section 6.16(c) of the Credit Agreement are hereby amended by deleting the reference therein to “Customs Broker/Carrier Agreement” and substituting in its stead “Customs Broker Agreement”.

4.

Agreement Regarding Eligible In-Transit Inventory.  To the extent that any In-Transit Inventory included in the Canadian Borrowing Base, the Domestic Revolving Borrowing Base or the Term Loan Borrowing Base at any time prior to the First Amendment Effective Date did not strictly comply with the definition of Eligible In-Transit Inventory as such definition was in effect during any such period prior the First Amendment Effective Date, the Agent and the Lenders party hereto hereby (i) waive such strict compliance solely for the period prior to the First Amendment Effective Date and (ii) confirm that by virtue of this Amendment there is no Default or Event of Default as a result of such In Transit Inventory not strictly complying with the definition of Eligible In Transit Inventory prior to the First Amendment Effective Date.

5.	Representations and Warranties.
a.

Each Loan Party hereby represents and warrants to the Agents and the Lenders that (a) all representations and warranties of the Loan Parties contained in the Credit Agreement and other Loan Documents are true and correct in all material respects on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects, and (b) no Default or Event of Default has occurred and is continuing or would result from the effectiveness of this Amendment.

b.

The transactions contemplated hereby are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate, membership or other necessary action of such Loan Party. The Credit Agreement and each other Loan Document to which any Loan Party is a party, in each case as amended hereby, (i) has been duly executed and delivered by each Loan Party, and (ii) constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

6.	Conditions to Effectiveness. This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which all of the following conditions precedent have been satisfied:
a.	The Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto; and
b.	The Borrowers shall have paid all fees, costs and expenses due and payable as of the date hereof under the Credit Agreement and the other Loan Documents.
7.	Post-Closing Covenant. Notwithstanding anything to the contrary in the Credit Agreement, the Loan Parties, the Agent and the Required Supermajority Lenders hereby acknowledge and agree as follows:

(i) any In-Transit Inventory that satisfies the applicable requirements to be Eligible In-Transit Inventory, other than any requirement to deliver a Customs Broker Agreement (the “Specified In-Transit Inventory”), may be included in the Canadian Borrowing Base, the Domestic Revolving Borrowing Base or the Term Loan Borrowing Base during the period from the First Amendment Effective Date to the date sixty (60) days after the First Amendment Effective Date (or such longer period of time as may be agreed to by the Agent in its Permitted Discretion) (the “Specified Period”);

(ii)  the Loan Parties shall use commercially reasonable efforts to deliver, or cause to be delivered, to the Agent, a Customs Broker Agreement duly executed by the applicable Loan Party and each applicable customs broker, NVOCC, or other carrier engaged by any Loan Party with respect to the Specified In-Transit Inventory in the Canadian Borrowing Base, the Domestic Revolving Borrowing Base or the Term Loan Borrowing Base;

(iii)   in the event that during the Specified Period a Default or an Event of Default has occurred and is continuing, the Agent may in its Permitted Discretion establish Reserves relating to any Specified In-Transit Inventory included as Eligible In-Transit Inventory in the Canadian Borrowing Base, the Domestic Revolving Borrowing Base or the Term Loan Borrowing Base;

(iv) following the Specified Period, the Agent may establish such Reserves relating to any Specified In-Transit Inventory as the Agent may determine in its Permitted Discretion; provided that the Agent shall be under no obligation to include any Specified In-Transit Inventory if it does not satisfy all of the requirements of Eligible In-Transit Inventory in the Canadian Borrowing Base, the Domestic Revolving Borrowing Base or the Term Loan Borrowing Base; and

(v) nothing herein shall be deemed to limit the Agent’s right to impose Reserves with respect to any In-Transit Inventory in accordance with the terms of the Credit Agreement, whether before, during or after the Specified Period.

8.	Miscellaneous.
a.

Except as amended hereby, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Without limiting the foregoing, the Loan Parties hereby acknowledge, confirm and agree that the Security Documents and any and all Collateral pledged pursuant thereto to the Administrative Agent, for the benefit of the Credit Parties, shall continue to secure all applicable Obligations at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Amendment.

b.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment constitutes the entire contract among the parties relating to the subject matter of this Amendment and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

c.	THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

DOMESTIC BORROWERS:

RESTORATION HARDWARE, INC., as Lead Borrower and as a Domestic Borrower

By:  /s/ Karen Boone_____

Name: Karen Boone
Title:President, Chief Financial and Administrative Officer

RH US, LLC, as a Domestic Borrower

By:  /s/ Karen Boone_____

Name: Karen Boone
Title:President, Chief Financial and Administrative Officer

WATERWORKS OPERATING CO., LLC, as a Domestic Borrower

By:  /s/ Karen Boone_____

Name: Karen Boone
Title:President, Chief Financial and Administrative Officer

WATERWORKS IP CO., LLC, as a Domestic Borrower

By:  /s/ Karen Boone_____

Name: Karen Boone
Title:President, Chief Financial and Administrative Officer

CANADIAN BORROWER:

RESTORATION HARDWARE CANADA, INC., as Canadian Borrower

By:  /s/ Karen Boone_____

Name: Karen Boone
Title:President, Chief Financial and Administrative Officer

GUARANTORS:

RH YOUNTVILLE, INC., as a Guarantor

By:  /s/ Karen Boone_____

Name: Karen Boone
Title:President, Chief Financial and Administrative Officer

RHM, LLC, as a Guarantor

By:  /s/ Karen Boone_____

Name: Karen Boone
Title:President, Chief Financial and Administrative Officer

bank of america, n.a., as Agent, a Domestic Revolving Lender, Term Lender, L/C Issuer and Swing Line Lender

By:  /s/ Stephen Garvin

Name: Stephen Garvin
Title:Managing Director

bank of america, n.a. (ACTING THROUGH ITS CANADA BRANCH), as a Canadian Lender and L/C Issuer

By:  /s/ Sylvia Durkiewicz

Name:  Sylvia Durkiewicz
Title:Vice President

Wells Fargo Bank, National Association, as a Domestic Revolving Lender

By:  /s/ Brent E. Shay

Name:  Brent E. Shay
Title:Director

U.S. BANK NATIONAL ASSOCIATION, as a Domestic Revolving Lender

By:  /s/ Carol Anderson

Name:  Carol Anderson
Title:Vice President

JPMorgan Chase, NA, as a Domestic Revolving Lender and a Term Lender

By:  /s/ Lynn Braun

Name:  Lynn Braun
Title:Executive Director